As filed with the Securities and Exchange Commission on December 13, 2022
Registration No. 333-230447

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ASCENT INDUSTRIES CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	57-0426694 (I.R.S. employer Identification No.)
1400 16th Street, Suite 270
Oak Brook, IL 60523
(630) 884-9181
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Christopher G. Hutter
President and Chief Executive Officer
Ascent Industries Co. 1400 16th Street, Suite 270
Oak Brook, Illinois 60523
(630) 884-9181
(Name, address, including zip code, and telephone number, including, area code, of agent for service)
With copies to:
Jeffrey R. Kesselman
Sherman & Howard L.L.C.
675 15th Street, Suite 2300
Denver, Colorado 80202
(303) 297-2900
Approximate date of commencement proposed sale to the public: Not applicable. This post-effective amendment removes from registration those securities that remain unsold pursuant to the registration statement..
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF UNSOLD SECURITIES
Ascent Industries Co. (the “Company”) is filing with the U.S. Securities and Exchange Commission (the “Commission”) this post-effective amendment to deregister all unsold shares of common stock, par value $1.00 per share, of the Registrant, previously registered under the following Registration Statement on Form S-3 (the “Registration Statement”), together with any other unsold securities registered thereunder:
•Registration No. 333-230447 filed with the Commission on March 22, 2019 and declared effective on April 19, 2019, which registered $50,000,000 worth of the Company’s securities.
Pursuant to Rule 415(a)(5) of the Securities Act of 1933, as amended, no additional sales under the Registration Statement could be made after the third anniversary of the effective date. Through April 19, 2022, the Company sold $10,010,063 of its securities under the Registration Statement. Accordingly, $39,989,937 of securities (the “Unsold Securities”) were not sold under the Registration Statement. Accordingly, in accordance with undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration all of the Unsold Securities. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of DuPage, State of Illinois, on December 13, 2022.

Ascent Industries Co.

By:	/s/ Christopher G. Hutter
Christopher G. Hutter
President and Chief Executive Officer
Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.